Exhibit 10.17

                               nVIEW CORPORATION

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1.  Purpose.

        The purpose of the Plan is to promote the interest of the Company and its shareholders by (i) attracting, retaining, and motivating experienced and knowledgeable non-employee directors; and (ii) enabling such directors to participate in the long-term success of the Company.

        2.  Definitions.

        For purposes of the Plan, the following terms shall have the meanings set forth below:

               (a)    "Board" means the Board of Directors of the Company.

               (b) "Change in Control" means the happening of any of the following:

                      (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than the Company or a subsidiary of the Company or any Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities without the consent of a majority of the Board;

                      (ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act.;

                      (iii) when, during a period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this (iii)); or

                      (iv) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.


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               (c)    "Code" means the Internal Revenue Code of 1986, as
amended, or any successor thereto.

               (d) "Committee" means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

               (e) "Company" means nVIEW Corporation, a corporation organized under the laws of the Commonwealth of Virginia.

               (f) "Disability" means permanent and total disability as determined under the Company's long-term disability program.

               (g) "Eligible Director" means a member of the Board who is eligible for grants under the Plan pursuant to the provisions of Section 6.

               (h) "Effective Date" means the date of shareholder approval of the Plan.

               (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

               (k) "Fair Market Value" means as of any given date, the average last reported sale price for the preceding twenty (20) business days of the Stock on the NASDAQ National Market (consolidated trading).

               (l) "Options" means non-statutory stock options granted under this Plan to purchase shares of Stock.

               (m) "Option Agreement" means an agreement evidencing the grant of an Option under the Plan in such form as the Committee may prescribe.

               (n) "Participant" means an Eligible Director who has received an Option grant under this Plan.

               (o) "Plan" means the nVIEW Corporation 1996 Non-Employee Director Stock Option Plan, as set forth herein and as it may be amended from time to time.

               (p) "Potential Change in Control" means the entering into an agreement by the Company, or the commencement of a tender offer, the consummation of which would result in a Change in Control of the Company as defined in the definition of "Change in Control" above.


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               (q) "Retirement" means cessation of active services as a member of the Board at or after age 65, or with the consent of the Board, any early retirement date so specified.

               (r)    "SEC" means the Securities and Exchange Commission.

               (s) "Stock" means the Common Stock, without par value, of the Company.

        3.  Administration.

        The Committee will administer the Plan, subject to approval of the Board. The Committee is authorized to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

        4.  Shares of Stock Subject to the Plan.

        The stock to be subject or related to Options under the Plan shall be authorized and unissued shares of the Company's Stock. The maximum number of shares of Stock authorized with respect to the grant of Options under the Plan, subject to adjustment in accordance with Section 5 below, shall be up to 100,000 shares of Stock.

        5.  Capital Adjustments.

        In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number and Option price of shares subject to outstanding Options granted under the Plan and (iii) in the number of shares of Stock to be subject to Options granted pursuant to Section 7 of the Plan as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any Options shall always be a whole number.

        6.  Eligibility.

        Only members of the Board who (i) are not employees of the Company or of any subsidiary or affiliate of the Company and (ii) are elected, appointed, or are subject to election, as directors by the holders of the Company's Stock are eligible to receive grants of Options under the Plan ("Eligible Director"). Any Eligible Director to whom Options have been granted and who thereafter becomes an employee of the Company or of any subsidiary or affiliate of the Company shall cease to be eligible for any further Option grants under the Plan while an employee, but shall not, by reason of becoming an employee, cease to be eligible to retain Options previously granted under the Plan.


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        7.  Terms of Option Grants.  Options under the Plan shall be granted on the following terms:


               (a) Initial Option Grant. Each Eligible Director serving on the Board prior to the Effective Date has been granted an Option to purchase 5,000 shares of Stock, subject to shareholder approval of the Plan at the Company's 1996 Annual Meeting of Shareholders. On the Effective Date of the Plan, each of these Eligible Directors shall enter into an Option Agreement with respect to his or her Option grant. Thereafter, during the term of the Plan, each new or additional Eligible Director appointed or elected to the Board who has not previously been granted any Options pursuant to the Plan shall automatically receive an initial Option grant to purchase 5,000 shares of Stock (subject to adjustment pursuant to Section 5) on the date of such election or appointment and shall enter into an Option Agreement with respect thereto.

               (b) Annual Option Grant. Commencing with the Company's 1997 Annual Meeting of shareholders, each Eligible Director shall automatically receive an annual Option grant on the date of the final adjournment of each of the Company's Annual Meetings of shareholders, provided such Eligible Director is still a member of the Board after each Annual Meeting. The number of shares of Stock included in such annual Option grant shall be 3,000 shares (subject to adjustment pursuant to Section 5).

               (c) Option Exercise Price. The exercise price of all Options granted under this Plan shall be the Fair Market Value of the Stock at the time of grant.

               (d) Vesting of Option. All Options granted under this Plan shall vest immediately.

               (e) Exercise of Option. All Options granted under this Plan shall be exercisable on and after the date of grant and shall expire five (5) years following the date of grant.

               (f) Payment of Exercise Price. Options may be exercised in whole or in part at any time and from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. Payment in full or in part may also be made in the form of Stock already owned by the Participant. If payment of the Option exercise price is made in whole or in part in the form of Stock already owned by the Participant, the Company may require that the Stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise. No shares of Stock shall be issued until full payment therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Participant has given written notice of exercise, has paid in full the purchase price for such shares, and, if requested, has given the representation described in Section 12(a).


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               (g) Holding Period. Any other provision of this Plan
notwithstanding, a Participant may not sell or dispose of any shares of Stock acquired pursuant to the exercise of an Option until at least six (6) months have elapsed from the date of the grant of the Option.

               (h) Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Exchange Act, and the rules promulgated thereunder by the SEC, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

        8.  Non-Transferability of Options.

        No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

        9.  Option Agreement.

        A Participant who has received an Option grant shall not have any rights with respect to such Option unless, within thirty (30) days of the date of the Option grant, such recipient delivers an executed copy of the Option Agreement to the Company, and complies with the applicable terms and conditions of the Option Agreement.

        10.  Amendment and Termination.

        The Board may terminate or amend this Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company, increase the maximum number of shares of Stock reserved for issuance under the Plan (other than for adjustments pursuant to Section 5), materially increase the benefits accorded to Participants under the Plan or change the description of the individuals eligible to receive Options; and provided further, that no amendment of any provision of the Plan governing the amount of Stock and price under, and timing of, grants of Options pursuant to the Plan (or of any other provision of the Plan to the extent a limitation on amendments to such provisions is required to preserve the status of Eligible Directors as "disinterested" persons under Rule 16b-3 as promulgated by the SEC under the Exchange Act) shall be made more frequently than once in any six month period, other than to comport with changes in the Code, ERISA or the rules thereunder. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Option held by the Participant as of the date of such termination or amendment without such Participant's consent.


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        11.  General Provisions.

               (a) The Committee may require each person purchasing shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange or automated quotation system upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

               (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional award or compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only if specific cases.

               (c) The adoption of the Plan shall not confer upon any director of the Company any right to continue as a member of the Board.

               (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

               (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent federal law and the rules and regulations promulgated thereunder by the SEC apply.

               (f) It is the intent of the Company that transactions involving equity securities under the Plan be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of the Plan or any Option or Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

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